Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entity and
Subsidiaries of Consolidated Affiliated Entity of the Registrant

Principal subsidiaries:

Fangdd International Holding Ltd., a British Virgin Islands company

Fangdd Network Holding Ltd., a Hong Kong company

Shenzhen Fangdd Information Technology Co., Ltd., a PRC company

Consolidated Affiliated Entity:

Shenzhen Fangdd Network Technology Co, Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Fangdd Network Technology Co., Ltd., a PRC company

Nanjing Fangdd Network Technology Co., Ltd., a PRC company

Xi’an Fangdd Network Technology Co., Ltd., a PRC company

Shenzhen Qianhai Duoduojia Financial Service Co., Ltd., a PRC company

Wuhu Fangrong Network Loan Co., Ltd., a PRC company

Shanghai Fanghaoduo Network Technology Co., Ltd., a PRC company

Shanghai Huisheng Network Technology Co., Ltd., a PRC company

Shanghai Fengmu Network Technology Co., Ltd., a PRC company

Shanghai Jirenju Network Technology Co., Ltd., a PRC company

Shenzhen Haofanghui Network Technology Co., Ltd., a PRC company

Hangzhou Haofanghui Network Technology Co., Ltd., a PRC company

Guiyang Zhuhaofang Commercial Management Co., Ltd., a PRC company

Weihang Network Technology (Shanghai) Co., Ltd., a PRC company

Shanghai Weiming Network Technology Co., Ltd., a PRC company

Kunshan Huating Network Technology Co., Ltd., a PRC company